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                 CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
                          SARBANES-OXLEY ACT OF 2002

Eduardo A. Repetto, Co-Principal Executive Officer, David P. Butler, Co-Principal Executive Officer, and Gregory K. Hinkle, Principal Financial Officer, of DFA Investment Dimensions Group Inc., a Maryland corporation (the "Registrant"), each certify that:

    1. The Registrant's periodic report on Form N-CSR/A for the period ended April 30, 2017 (the "Report") fully complies with the requirements of
       Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

    2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:  /s/ Eduardo A. Repetto
     ------------------------------------
     Eduardo A. Repetto
     Co-Principal Executive Officer
     DFA Investment Dimensions Group Inc.

Date: August 1, 2017

By:  /s/ David P. Butler
     ------------------------------------
     David P. Butler
     Co-Principal Executive Officer
     DFA Investment Dimensions Group Inc.

Date: August 1, 2017

By:  /s/ Gregory K. Hinkle
     --------------------------
     Gregory K. Hinkle

     Principal Financial
     Officer
     DFA Investment Dimensions
     Group Inc.

Date: August 1, 2017